Exhibit 10.14

AMENDMENT NO. 1 TO

MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”), dated as of October ___, 2021, by and among MAINZ BIOMED B.V. (including upon conversion to a Naamloze Venootschap under Dutch law, the “Company”) and Philipp Freese (“Freese”).

WHEREAS, the Company and Freese are parties to that certain Management Services Agreement, dated as of September 13, 2021 (the “Management Services Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. Section 4 (2)of the Management Services Agreement is hereby amended and replaced in its entirety by the following:

“After a Stock Option Plan has been approved by the Board of Directors and shareholders of the Company but prior to the IPO, the Company and Freese shall enter into the Stock Option Agreement attached here to as Exhibit A. Freese’s equity ownership will be reviewed within 12 months of the IPO for increase, if applicable, to be consistent with industry standards for COOs of similarly situated companies.”

2. Except as expressly amended and modified by this Amendment, the terms, representations, warranties, covenants and other provisions of the Management Services Agreement are and shall continue to be in full force and effect in accordance with the Management Services Agreement.

3. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

4. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Management Services Agreement except as expressly provided for in this Amendment. All references in the Amendment to “this Management Services Agreement” or terms such as “herein”, “hereof” or similar terms shall mean the Management Services Agreement as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Management Services Agreement.

5. The final provisions of Section 15 of the Management Services Agreement shall apply to this Amendment as if written out below.

6. The Company shall continue the direct insurance policies concluded in Freeses’s favor with Allianz, insurance policy numbers 5/570651/166 and 5/570651/170, for an unlimited period of time and shall bear the premium payments. Furthermore, the Company shall continue the contract concluded in Freese’s favor for a retirement pension with Standard Life Versicherung, insurance policy no. 7299963, for an unlimited period of time and shall bear the premium payments. An increase of pension benefits requires the consent of the shareholders. This does not affect the dynamic nature of the respective contract.

To compensate for that, Section 3 of the Supplementary Agreement to the Managing Director Service Contract dated September 13, 2021 will be void, as such agreed conditions will now be borne by Mainz Biomed B.V instead of PharmGenomics GmbH-.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed, all as of the date first written above.

PHILIPP FREESE	MAINZ BIOMED B.V.

Philipp Freese	Name:
Title:

Name:
Title: